SOUTHERN DRAGON, INC.

                              FINANCIAL STATEMENTS

                        AND INDEPENDENT AUDITORS' REPORT

                          YEAR ENDED DECEMBER 31, 2001

                              SOUTHERN DRAGON, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2001





                                TABLE OF CONTENTS
                                -----------------



                                                                         PAGE
                                                                         ----

         INDEPENDENT AUDITORS' REPORT                                      1


         FINANCIAL STATEMENTS:

           Balance Sheet                                                   2

           Statement of Operations                                         3

           Statement of Cash Flows                                         4

           Statement of Changes In Stockholders' Deficit                   5


           Notes to Financial Statements                                  6-7





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                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Southern Dragon, Inc.
Lauderhill, Florida


We have audited the accompanying balance sheet of Southern Dragon, Inc. as of December 31, 2001, and the related statements of operations, cash flows and changes in stockholders' deficit, for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Dragon, Inc. as of December 31, 2001, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.




SHELDON, RIBOTSKY & LEVINE, P.A.
Certified Public Accountants

February 14, 2003

North Miami, Florida



                                        1

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                              SOUTHERN DRAGON, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 2001




                                   A S S E T S




CURRENT ASSETS                                                         $   --
                                                                       --------

     Total current assets                                              $   --
                                                                       ========






                      LIABILITIES AND STOCKHOLDERS' DEFICIT




CURRENT LIABILITIES
  Accrued interest payable                                             $  5,292
  Note payable                                                           31,000
                                                                       --------

     Total current liabilities                                           36,292
                                                                       --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
  Common stock, $.001 par value; 40,000,000 shares authorized;
   6,992,000 shares issued and outstanding                                6,992
  Accumulated deficit                                                   (43,284)
                                                                       --------

     TOTAL ACCUMULATED DEFICIT                                          (36,292)
                                                                       --------

     Total Liabilities and Stockholders' deficit                       $   --
                                                                       ========




    The accompanying notes are an integral part of these financial statements

                                        2

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                              SOUTHERN DRAGON, INC.

                             STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2001










REVENUE                                                                 $  --
                                                                        -------





EXPENSES:
  Professional fees                                                       1,150
  Interest                                                                3,100
                                                                        -------

                                                                          4,250


LOSS BEFORE INCOME TAXES                                                 (4,250)

PROVISION FOR INCOME TAXES                                                 --
                                                                        -------

NET LOSS                                                                $(4,250)
                                                                        =======


    The accompanying notes are an integral part of these financial statements

                                        3

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                              SOUTHERN DRAGON, INC.

                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 2001









OPERATING ACTIVITIES:
  Net loss                                              $(4,250)
  Adjustments to reconcile net loss to net
   cash used by operating activities:
      Interest payable                                    3,100
                                                        -------

       Net cash (used) by operating activities           (1,150)
                                                        -------



CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common shares                               1,150
                                                        -------

       Net cash provided by financing activities          1,150
                                                        -------


NET INCREASE (DECREASE) IN CASH                            --

CASH - BEGINNING OF YEAR                                   --
                                                        -------

CASH - END OF YEAR                                      $  --
                                                        =======





SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

     ISSUANCE OF COMMON STOCK FOR SERVICES              $ 1,150
                                                        =======











    The accompanying notes are an integral part of these financial statements



                                        4

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                                       5

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                              SOUTHERN DRAGON, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                      FOR THE YEAR ENDED DECEMBER 31, 2001








                                                                                 Total
                                       Common  Stock          Accumulated     Stockholders'
                                 Shares           Amount        Deficit          Deficit
                                 ------------------------      ---------      -------------


Balance - January 1, 2001        5,842,000      $   5,842      $ (39,034)      $ (33,192)

Common shares issued in
  exchange for services          1,150,000          1,150           --             1,150

Net loss for the year ended
  December 31, 2001                   --             --           (4,250)         (4,250)
                                 ---------      ---------      ---------       ---------


Balance - December 31, 2001      6,992,000      $   6,992      $ (43,284)      $ (36,292)
                                 =========      =========      =========       =========


   The accompanying notes are an integral part of these financial statements.



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                              SOUTHERN DRAGON, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001





NOTE 1  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          NATURE OF BUSINESS - Southern Dragon, Inc. ("the Company"), a Florida corporation, was organized on August 3, 1998. The Company originally commenced operation in the retail food industry, however, by June 30, 1999, those activities were completely abandoned. On December 30, 2001, the Company entered into a letter of intent with Connectivity, Inc. whereby the Company would acquire Connectivity, Inc. in a tax-free exchange of common shares. On May 30, 2002, a definitive acquisition agreement was executed, the transaction was consummated and Connectivity, Inc. became a wholly-owned subsidiary of the Company.

          INCOME TAXES - Income taxes are estimated for the tax effects of transactions reported in the financial statements and consist of taxes currently payable plus deferred taxes related primarily to any differences between the financial reporting basis and income tax basis of assets and liabilities. Deferred tax assets and liabilities represent future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes may also be recognized for operating losses that are available to offset future realizable taxable income. Deferred taxes may also be recognized for operating losses that are available to offset future realizable taxable income. Deferred taxes are adjusted for changes in tax laws and tax rates when those changes are enacted. In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences become deductible, up to a maximum allowable period of time.

          Management considers the reversal of any deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Valuation allowances are established, when necessary, to reduce the deferred tax assets to the amount expected to be realized.

          ESTIMATES - The preparation of financial statements requires the use of estimates by management. Such estimates are based on prior operating history and industry standards and affect the reported amounts of assets and liabilities, revenue and expenses, and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

NOTE 2   -NOTE PAYABLE

          The note payable dated April 23, 2000 is to the President of the Company. It bears interest at 10% and is unsecured. On May 30, 2002 the note and accrued interest totaling $37,597 were converted into 1,250,000 of the Company's common stock.


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                              SOUTHERN DRAGON, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001




NOTE 3   -INCOME TAXES

          Deferred income taxes are primarily the result of unused operating loss carryforwards that may be applied against future taxable income and the reporting of tax basis versus book value on certain assets and liabilities as well as the accruing of certain expenses differently for income tax purposes versus financial reporting purposes. The Company has net operating loss carryforwards of approximately $43,284 that expire in 2014 and 2015, however, a valuation allowance for the full amount of the net deferred tax assets created from the unused operating loss carryforwards has been recorded since the Company is unable to determine whether the net deferred tax assets will be realized.

          There were no income taxes payable or receivable from the current period's operations. The Company's reported income tax benefit differs from the amount computed by applying statutory tax rates to the net income before income taxes because of the differences in amounts reported for income tax purposes and financial reporting purposes. The principal differences relate to items, or portions of items, not deductible for financial reporting purposes, such as the application of prior years operating loss carryforwards to current year income.


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